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                                                                    EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT


         We consent to the incorporation by reference in this Registration Statement of Manugistics Group, Inc. on Form S-8 of our reports dated March 24, 1998 (except Note 13 as to which the date is March 26, 1998) on the historical consolidated financial statements appearing in the Annual Report on Form 10-K of Manugistics Group, Inc. for the year ended February 28, 1998.

We also consent to the incorporation by reference in this Registration Statement of our report dated June 19, 1998 on the Company's supplemental consolidated financial statements as of February 28, 1998 and 1997 and for each of the three years in the period ended February 28, 1998 (which expresses an unqualified opinion and includes an explanatory paragraph relating to the restatement of the historical consolidated financial statements for a pooling of interests) appearing in the Form 8-K filed on July 15, 1998.


DELOITTE & TOUCHE LLP
Washington, D.C.
August 31, 1998